EXHIBIT 1
     KHD                                                               Miami
KANE, HOFFMAN
& DANNER, PA.

                                               August 6, 1999

     Mr. Gerard Haryman, President
     Phoenix tnternational industries, Inc.
     1750 Oceola Drive
     West Palm Beach, Florida 33409

     Dear Mr. Haryman:

         This to reconfirm that the client-auditor relationship between Phoenix International Industries, Inc. (Commission File Number 000-17058) (IRS Employer Identification Number 59-2564162) and Kane, Hoffman & Danner, P.A., Certified Public Accountants, has ceased.

                                             Very truly yours

                                             /s/ Richard Hoffman

                                             Richard M. Hoffmann

     RMH/dd

     cc:      Office of Chief Accountant
              SECPS Letter File
              Securities and Exchange Commission
              Mail Stop 9-5
              4505 th *Street, N.W.
              Washington, D.C. 20549


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